UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2020

DENBURY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5851 Legacy Circle
Plano,	Texas	75024	(972)	673-2000
(Address of principal executive offices)		(Zip code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	DEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On Monday, December 7, 2020, Chris Kendall, President and Chief Executive Officer, and other members of Denbury’s senior management will participate in virtual meetings with institutional investors at the Capital One Securities 15th Annual Energy Conference. To facilitate discussions at the conference, an updated Investor Presentation titled “Corporate Presentation – December 2020” has been posted on the Company’s website at www.denbury.com.

The information included in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Section 8 – Other Events

Item 8.01 – Other Events

Riley Ridge Helium Supply Contract Claim

As part of our 2010 and 2011 acquisitions of the Riley Ridge Unit and associated gas processing facility that was under construction, the Company assumed a 20-year helium supply contract under which we agreed to supply the helium separated from the full well stream by operation of the gas processing facility to a third-party purchaser, APMTG Helium, LLC (“APMTG”). The helium supply contract provides for the delivery of a minimum contracted quantity of helium, with liquidated damages payable if specified quantities of helium are not supplied in accordance with the terms of the contract. The liquidated damages are capped at an aggregate of $46.0 million over the term of the contract.

The gas processing facility has been shut-in since mid-2014 due to significant technical issues and we were unable to supply helium under the helium supply contract. In a case filed in November 2014 in the Ninth Judicial District Court of Sublette County, Wyoming, APMTG claimed multiple years of liquidated damages for non-delivery of volumes of helium specified under the helium supply contract. The Company claimed that its contractual obligations were excused by virtue of events that fall within the force majeure provisions in the helium supply contract.

On March 11, 2019, the trial court entered a final judgment that a force majeure condition did exist, but the Company’s performance was excused by the force majeure provisions of the contract for only a 35-day period in 2014, and as a result the Company should pay APMTG liquidated damages and interest thereon from contract commencement to the close of evidence (November 29, 2017) in the amount of $35.2 million. The Company then appealed the trial court’s ruling to the Wyoming Supreme Court. Oral arguments were heard by the Wyoming Supreme Court on August 13, 2020.

On December 4, 2020, the Wyoming Supreme Court entered a judgment affirming the trial court’s ruling on all counts. The Company expects APMTG to execute on the judgment in the coming weeks, and further expects that total liquidated damages owing to APMTG under the helium supply contract will equal the $46.0 million aggregate cap under such contract (which includes an additional $14.2 million of liquidated damages for the contract years ending July 31, 2018 and July 31, 2019) plus $6.7 million of associated costs (through September 30, 2020), for a total of $52.7 million. The Company has accrued $52.7 million in its Unaudited Condensed Consolidated Balance Sheets as of September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Inc. (Registrant)
Date: December 7, 2020	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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